Exhibit h.2

SOLAR CAPITAL LTD.

1,691,458 Shares of Common Stock1

($0.01 par value)

UNDERWRITING AGREEMENT

New York, New York

November 5, 2010

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Wells Fargo Securities, LLC

As Representatives of the Underwriters

named in Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. Incorporated

1585 Broadway New York,

New York 10036

Wells Fargo Securities,

LLC 375 Park Avenue

4th Floor

New York, New York 10152

Ladies and Gentlemen:

The undersigned, Solar Capital Ltd., a Maryland corporation (the “Company”), Solar Capital Partners, LLC, a Delaware limited liability company (the “Adviser”) and Solar Capital Management, LLC, a Delaware limited liability company (the “Administrator”), as well as the persons named in Schedule IV hereto (the “Selling Stockholders”), address you as underwriters and as the representatives (the “Representatives”) of each of the several underwriters named in Schedule II hereto (the “Underwriters”). The Selling Stockholders

[1]	Plus an option to purchase up to 253,719 additional Securities propose to sell to the Underwriters the number of shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company set forth in Schedule I hereto (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Unless otherwise stated, the term “you” as used herein means the Representatives, individually on their own behalf and on behalf of the other Underwriters. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 24 hereof.

Effective February 9, 2010, Solar Capital LLC, a Maryland limited liability company (“Solar LLC”) merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Concurrently with the consummation of the Merger, an aggregate of approximately 26.65 million shares of Common Stock were issued to the unit holders of Solar LLC (the “LLC Holders”) and $125 million in senior unsecured notes (the “Notes”) of the Company were issued to certain of the LLC Holders, without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon an exemption therefrom, pursuant to a unit exchange agreement dated February 9, 2010 by and among Solar Cayman Limited, a Cayman Islands exempted company, Solar Offshore Limited, a Cayman Islands exempted company, and Solar Domestic LLC, a Delaware limited liability company (collectively the “Feeder Companies”), the Company and the Adviser (the “Unit Exchange Agreement”). The terms of the Notes are set forth in a note agreement dated as of February 9, 2010 (the “Note Agreement”) to which the Company is a party. In connection with the Merger, the Company became a party to an Investment Advisory and Management Agreement with the Adviser (the “Investment Advisory Agreement”) and an Administration Agreement with the Administrator (the “Administration Agreement”), in each case effective as of February 9, 2010. The Company has also entered into a License Agreement with the Adviser, dated as December 17, 2009 (the “License Agreement”). Collectively, the Investment Advisory Agreement, Administration Agreement and License Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Stock shall have their dividends automatically reinvested in additional shares of Common Stock unless they elect to receive such dividends in cash.

1. Representations and Warranties of the Company, the Adviser and the Administrator.

The Company represents and warrants to, and agrees with, and the Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form N-2, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto, including a related Preliminary Final Prospectus, each of which has previously been furnished to you. A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-00754) (the “Notification of Election”) was filed with the Commission on February 9, 2010 under the 1940 Act. The Company will file with the Commission a final prospectus supplement related to the Securities in accordance with Rule 497. As filed, such final prospectus supplement, together with the Basic Prospectus, shall contain all information required by the Act and the 1940 Act and the Rules and Regulations and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1).

(b) Each Preliminary Final Prospectus complied when filed with the Commission in all material respects with the provisions of the Act, the 1940 Act and the Rules and Regulations, and the Preliminary Final Prospectus and the offering price per Security, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from a Preliminary Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(c) hereof.

(c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 497 and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497 and on the Closing Date and any settlement date for the Option Securities, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(c) hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Final Prospectus or the Final Prospectus.

(d) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(e) The Company has no consolidated subsidiaries other than Solar Capital Luxembourg I S.a.r.l. (the “Subsidiary”). The Subsidiary has been duly formed and is validly existing in good standing as a limited liability company under the laws of Luxembourg, with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Company owns all of the outstanding equity interests of the Subsidiary free and clear of any liens, charges or encumbrances in favor of any third parties. The Subsidiary does not employ any persons or conduct any business other than in connection with the acquisition, holding or disposition of assets on behalf of the Company, including the receipt of interest, dividends and principal payments thereon.

(f) As of the Execution Time, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Preliminary Final Prospectus and the Final Prospectus entitled “Capitalization” and, as of the Closing Date (without giving effect to any issuance of Option Securities), the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Final Prospectus entitled “Capitalization”; the capital stock of the Company conforms to the description thereof contained in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus; all outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Securities upon issuance thereof by the Company; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Select Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(g) The Company, subject to the Registration Statement having been declared effective and the filing of the Final Prospectus under Rule 497, has taken all required action under the Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(h) There are no agreements, contracts, indentures, leases, permits or other instruments of a character required to be described in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required by the Act, the 1940 Act or the Rules and Regulations; the statements in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus under the headings “Summary—Operating and Regulatory Structure”, “Investment Advisory and Management Agreement”, “Administration Agreement”, “License Agreement”, “Regulation as a Business Development Company”, “Dividend Reinvestment Plan”, “Material U.S. Federal Income Tax Considerations”, “Additional Material U.S. Federal Income Tax Consideration”, “Description of Securities”, “Shares Eligible for Future Sale” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i) The execution and delivery of and the performance by the Company of its obligations under this Agreement and the Company Agreements have been duly and validly authorized by the Company and this Agreement and the Company Agreements have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(j) When the Notification of Election and any amendment or supplement thereto were each filed with the Commission, each (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and the 1940 Act Rules and Regulations, as applicable to business development companies and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has duly elected to be treated by the Commission under the

1940 Act as a “business development company” (the “BDC Election”) and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.

(k) The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Act, the 1940 Act and the Rules and Regulations. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations. The Company and the Adviser are not aware that any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Company Agreements, except (i) such as have been made or obtained under the Act, the 1940 Act, the Exchange Act, the Advisers Act, the rules and regulations of the FINRA and NASDAQ, (ii) such as may be required pursuant to Rule 497 under the Act, and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(m) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or any of the Company Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof or the adoption of the Dividend Reinvestment Plan, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Articles of Incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not (x) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Company Material Adverse Effect”) and (y) would not have a material adverse effect on the transactions contemplated by this Agreement.

(n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(o) The financial statements, together with related schedules and notes, included in the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus are accurately derived from such financial statements and the books and records of the Company.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(q) The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(r) The Company is not in violation or default of (i) any provision of its Articles of Incorporation or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not have a Company Material Adverse Effect.

(s) Since the date as of which information is given in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of its business as described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Subsidiaries on any class of its Common Stock or other equity interest other than as described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(t) KPMG, LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act, the 1940 Act and the Rules and Regulations.

(u) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (A) the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, any amendment or supplement to any of the foregoing and (B) such materials as may be approved by the Representatives and filed with the Commission in accordance with Rule 482 of the Act. All other promotional materials (including “road show slides” or “road show scripts”) prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Securities (collectively, “Roadshow Material”) was used in accordance with Section 7(m). Each of the Roadshow Material and the Canadian Wrapper is not inconsistent with the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, and when taken together with the Preliminary Final Prospectus, at the Execution Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations, are in full force and effect the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(w) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, and the Company has not received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, singly or in the aggregate, have a Company Material Adverse Effect.

(x) The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act Rules and Regulations is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(y) The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act Rules and Regulations); such disclosure controls and procedures are effective; and the Company is not aware of any material weakness in such controls and procedures.

(z) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.

(aa) This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and each of the Company’s Board and sole initial shareholder have approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to “business development companies.” The provisions of the Articles of Incorporation and by-laws of the Company and the investment objective, policies and restrictions described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, assuming they are implemented as so described, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(bb) Except as disclosed in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule II hereto. For purposes of this Section 1(bb), each of the Company, the Adviser and the Administrator shall be entitled to rely on representations from such directors.

(cc) The Company intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(dd) The Company owns, possesses, licenses or has other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus to be conducted. Except as set forth in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property and the Company is not aware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property and the Company is not aware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others and the Company is not aware of any other facts which would form a reasonable basis for any such claim.

(ee) Except as set forth in or contemplated in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto), the Company (i) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Company Material Adverse Effect), (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Company Material Adverse Effect, and (iii) intends to operate its business so as to qualify as a regulated investment company under Subchapter M of the Code.

(ff) Except as disclosed in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representatives.

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(hh) The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(ii) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus which have not been described as required, it being understood and agreed that the Company, the Adviser and the Administrator make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(kk) To the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(ll) The Company is not, and after giving effect to the offering and sale of Securities and the application of the proceeds thereof as described in the Registration

Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus will not be, required to register as an “investment company” as defined in the 1940 Act.

(mm) The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(nn) Any statistical and market-related data included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(oo) Neither the Company, the Adviser nor the Administrator nor, to the knowledge of the Company, the Adviser nor the Administrator, any director, officer, agent, employee or affiliate of the Company, the Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Adviser or the Administrator, and to the knowledge of the Company, the Adviser or the Administrator, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) Neither the Company, the Adviser or the Administrator nor, to the knowledge of the Company, the Adviser or the Administrator, any director, officer, agent, employee or affiliate of the Company, the Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company, the Adviser or the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company, the Adviser or the Administrator and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as applicable, as to matters covered therein, to each Underwriter.

2. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

(a) The Adviser has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Administrator has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(b) The Adviser is duly registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Investment Advisory Agreement, as contemplated by the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(c) The Adviser has or had full power and authority to enter into this Agreement, the Investment Advisory Agreement and the License Agreement, and the Administrator had full power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement, the Investment Advisory Agreement and the License Agreement have been duly and validly authorized by the Adviser, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement, the Investment Advisory Agreement and the License Agreement have been duly executed and delivered by the Adviser and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Adviser or Administrator, as applicable, enforceable against the Adviser or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d) Each of the Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and under this Agreement and the Investment Advisory Agreement, the License Agreement and the Administration Agreement, as applicable.

(e) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Adviser or the Administrator or their property is pending or, to the knowledge of the Adviser and the Administrator, threatened that (i) is required to be described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus that is not so described as required, (ii) could reasonably be expected to have a material adverse effect on the ability of the Adviser or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement, the License Agreement or the Administration Agreement, as applicable, or (iii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business (an “Adviser/Administrator Material Adverse Effect”), except as set forth in or contemplated in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(f) Since the date as of which information is given in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business, regulatory status or properties of the Adviser or Administrator, whether or not arising from the ordinary course of business and (ii) there have been no transactions entered into by the Adviser or Administrator, which are material to the Adviser or Administrator, as the case may be, other than those in the ordinary course of its business as described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(g) Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, and neither of the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, singly or in the aggregate, have an Adviser/Administrator Material Adverse Effect and would not have a material adverse effect on the transactions contemplated by this Agreement.

(h) Neither the execution, delivery or performance by the Adviser of this Agreement, the Investment Advisory Agreement or the License Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or Administrator, as applicable, pursuant to, (i) the organizational documents of the Adviser or Administrator, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or Administrator, as applicable, or any of their respective properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not have an Adviser/Administrator Material Adverse Effect.

(i) Neither the Adviser nor the Administrator has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and neither the Adviser nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Adviser or the Administrator.

(j) The operations of the Adviser or the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser or the Administrator, threatened.

(k) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(l) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3. Representations and Warranties of the Selling Stockholders.

Each Selling Stockholder severally represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims,

and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date by making payment therefor as provided herein, and that has had such Securities transferred to such Underwriter on the books and records of the Company’s transfer agent, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) The Securities to be sold by such Selling Stockholder are subject to the interest of the Underwriters, the arrangements made by such Selling Stockholder for the sale of such Securities hereunder are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Securities hereunder, the Securities shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement; and actions taken by the attorneys-in-fact pursuant to the power of attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the attorneys-in-fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(c) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the federal and provincial securities laws of the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and such other approvals as have been obtained.

(e) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) the organizational documents of such Selling Stockholder if such Selling Stockholder is not a natural person, (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound or (iii) any law, judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder or materially and adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby.

(f) In respect of any statements in or omissions from the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company or to the Underwriters by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby represents and warrants that (i) each Preliminary Final Prospectus and the offering price per Security, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497 and on the Closing Date and any settlement date for the Option Securities, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of its name and any information relating to its holdings of Common Stock.

(g) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

4. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly,

to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at the purchase price set forth in Schedule I hereto, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

5. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 4(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 12 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made on the books and records of the Company’s transfer agent unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 4(b) hereof is exercised after the third Business Day prior to the Closing Date, each Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at the address specified by the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 9 hereof.

6. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

7. Agreements of the Company, the Adviser and the Administrator.

The Company agrees, and, the Adviser and the Administrator, jointly and severally, agree with the several Underwriters and each of the Selling Stockholders that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives with a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time when a prospectus relating to the Securities is required to be filed or delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act, the 1940 Act, the Exchange Act, the Act Rules and Regulations and Exchange Act Rules and Regulations, the Company promptly will (i) notify the Representatives and the Selling Stockholders of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 7, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters manually signed copies of the Registration Statement (including each amendment thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) Each of the Company, the Adviser, the Administrator and each of the persons and entities listed in Schedule III hereto will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Adviser, the Administrator or any person or entity listed in Schedule III hereto, or any affiliate of the Company, the Adviser, the Administrator or any person or entity listed in Schedule III hereto, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock; or publicly announce an intention to effect any such transaction for a period of 90 days after the date of this Agreement; provided, however, that the Company may issue and sell Common Stock pursuant to any dividend reinvestment plan of the Company in effect at the Execution Time. In the event that either (x) during the last 17 days of the 90-day period referred to above, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the occurrence of the material news or material event, as applicable.

(g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(h) The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) (1) The Company and the Selling Stockholders agree that the Company will pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus, any Roadshow Material and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) to the extent applicable, the listing of the Securities on the NASDAQ; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the

Underwriters relating to such filings); (viii) expenses incurred by the Company representatives in connection with presentations to prospective purchasers of the Securities (provided that the Company will pay fifty percent (50%) of the aggregate cost of any private aircraft used in connection with such “road show” presentations, if any); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder and (2) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of separate counsel retained by such Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Securities to be sold by such Selling Stockholder to the Underwriters hereunder.

(j) The Company will use reasonable efforts to maintain its status as a “business development company” under the 1940 Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders to the extent required by Section 58 of the 1940 Act.

(k) The Company will use reasonable efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code with respect to any fiscal year in which the Company is a business development company.

(l) The Company, the Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(m) Before using, approving or referring to any Roadshow Material, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such material for review and will not make, prepare, use, authorize, approve or refer to any such material to which the Representatives reasonably object.

8. Agreements of the Selling Stockholders.

Each Selling Stockholder agrees, severally and not jointly, with the several Underwriters that:

(a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event relating to such Selling Stockholder occurs as a result of which the information specifically provided by the Selling Stockholder in writing for inclusion in the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time not misleading, such Selling Stockholder promptly will notify the Representatives and the Company of any such event.

(c) Such Selling Stockholder represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(d) Such Selling Stockholder will comply with its undertakings contained in Section 7(i).

9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Stockholders, the Adviser and the Administrator contained herein as of the Execution Time, the Closing Date and any settlement date for the Option Securities pursuant to Section 4 hereof, to the accuracy of the statements of the Company, the Selling Stockholders, the Adviser and the Administrator made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholders, the Adviser or the Administrator of their obligations hereunder and to the following additional conditions:

(a) The Final Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 497; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or order pursuant to Section 54(c) of the 1940 Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with in all material respects.

(b) The Company, the Adviser and the Administrator shall have requested and caused Sutherland Asbill & Brennan LLP, counsel for the Company, the Adviser and the Administrator to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives in substantially the form attached hereto as Exhibit A.

(c) The Company shall have requested and caused Venable LLP, special Maryland counsel to the Company, to have furnished to the Representatives its opinion as to certain matters pertaining to Maryland law, dated the Closing Date and addressed to the Representatives in substantially the form attached hereto as Exhibit B.

(d) Each of the Selling Stockholders shall have requested and caused its respective counsel to have furnished to the Representatives its opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C, with such revisions as may be approved by counsel for the Underwriters.

(e) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company, the Adviser and the Administrator shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Each of the Company, the Adviser and the Administrator shall have furnished to the Representatives a certificate, signed by the principal executive officer and the principal financial or accounting officer of each of the Company, the Adviser and the Administrator, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, any amendments or supplements thereto and this Agreement and that:

(i) The representations and warranties of the Company, the Adviser or the Administrator, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company, the Adviser or the Administrator, as the case may be, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and the statements made in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (and any supplement thereto) under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments” are true and correct as of the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s, the Adviser’s or the Administrator’s knowledge, as the case may be, threatened; and

(iii) Since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Company) and since the date of the Final Prospectus (exclusive of any supplements thereto) (with respect to the certificates of the Adviser and the Administrator), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Adviser or the Administrator, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, or appropriate representative of such Selling Stockholder, or by a power of attorney on behalf of the Selling Stockholder, dated the Closing Date, reasonably satisfactory to the Representatives that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and that the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, and as to such other matters as you may reasonably request.

(h) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time, the Closing Date and any settlement date letters, dated respectively as of the Execution Time, the Closing Date and any settlement date, in form and substance satisfactory to the Representatives, confirming that it is an independent accountant within the meaning of the Act and the 1940 Act and the Rules and Regulations and that it has audited the consolidated statement of assets and liabilities, including the consolidated schedule of investments of the Company as of December 31, 2009 and 2008 and the related consolidated statement of operations, changes in net assets and cash flows for the year ended December 31, 2009, 2008 and 2007 and performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2010 and as at March 31, 2010 and the nine-month period ended September 30, 2010 and as at September 30, 2010, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i) in its opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and reported on by it comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the Rules and Regulations; and

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; its limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2010 and as at March 31, 2010 and the nine-month period ended September 30, 2010 and as at September 30, 2010; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2009, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and the 1940 Act and with the related rules and regulations adopted by the

Commission with respect to registration statements on Form N-2; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus; and

(2) with respect to the period subsequent to September 30, 2010, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the net assets or stockholders’ equity of the Company as compared with the amounts shown on the September 30, 2010 unaudited statement of assets and liabilities included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, or for the period from September 30, 2010 to such specified date there were any decreases, as compared with September 30, 2010 in net revenues or income before income taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.

(iii) it has performed certain other specified procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, including the information set forth under the captions “Fees and Expenses” and “Selected Financial and Other Data” in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any post-effective amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 9 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any post-effective amendment thereof), the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(j) Prior to the Closing Date, the Company, the Selling Stockholders, the Adviser and the Administrator shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 9 shall be delivered at the office of counsel for the Underwriters on the Closing Date.

10. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Sections 13(a) and 13(b) hereof or because of any refusal, inability or failure on the part of the Company, any Selling Stockholder, the Adviser or the Administrator to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Adviser will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 10 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 9, such Selling Stockholder shall, on a pro rata basis in proportion to the percentage of Securities to be sold by such Selling Stockholder, reimburse the Company on demand for all amounts so paid.

11. Indemnification and Contribution.

(a) The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter and each Selling Stockholder, the directors, officers, employees, agents and affiliates of each Underwriter and each Selling Stockholder and each person who controls any Underwriter or any Selling Stockholder within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof (and including any post-effective amendment, any Rule 462(b) Registration Statement, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Roadshow Material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, the Adviser and the Administrator will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, the Adviser or the Administrator by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each of the Company, the Adviser and the Administrator, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company, the Adviser or the Administrator within the meaning of the Act, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company, the Adviser or the Administrator to each Underwriter, but only with reference to written information furnished to the Company, the Adviser or the Administrator by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood that the only such information provided by any such Selling Stockholder is its name and any information relating to its holdings of shares of Common Stock; provided that the liability of such Selling Stockholder pursuant to this Section 11(b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Securities by such Selling Stockholder pursuant to this Agreement (with respect to each Selling Stockholder, such amount being referred to as such Selling Stockholder’s “Net Proceeds”). This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company, the Adviser or the Administrator within the meaning of the Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company, the Adviser or the Administrator to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company, the Adviser or the Administrator by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company, each Selling Stockholder, the Adviser and the

Administrator acknowledge that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters specifically for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or action by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser and the Administrator, jointly and severally, the Selling Stockholders severally and not jointly, and the Underwriters severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, one or more Selling Stockholders, the Adviser, the Administrator, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and one or more Selling Stockholders on the one hand, and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser and the Administrator, jointly and severally, the Selling Stockholders severally and not jointly, and the Underwriters severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and the Selling Stockholders on the one hand, and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and the Selling Stockholders, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls an Underwriter within the meaning of the Act and each director, officer, employee, agent or affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, the Adviser or the Administrator within the meaning of the Act, each officer of the Company, the Adviser and the Administrator who shall have signed the Registration Statement and each director or trustee of the Company, the Adviser and the Administrator shall have the same rights to contribution as the Company, the Adviser and the Administrator, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 11 is several and shall be limited to such Selling Stockholder’s Net Proceeds. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(g) Notwithstanding any other provision in this Section 11, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

12. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company, the Selling Stockholders, the Adviser or the Administrator. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

13. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Company, the Adviser or the Administrator, by notice given to the Company, the Adviser and the Administrator prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company’s Common Stock shall have been suspended by the Commission or The NASDAQ Global Select Market or trading in securities generally on The NASDAQ Global Select Market shall have been suspended or limited or minimum prices shall have been established on The NASDAQ Global Select Market, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there has occurred any material adverse change in the financial markets in the United States, or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Basic Prospectus, each Preliminary Final Prospectus or the Final Prospectus (exclusive of any supplement thereto).

14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company, the Adviser and the Administrator or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company, the Adviser or the Administrator or any of the officers, directors, trustees, employees, agents, affiliates or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Agreement.

15. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

(a) if to the Underwriters, shall be sufficient in all respects if delivered to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile (212) 816-7912); Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk (facsimile (212) 761-0316); and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (facsimile (212) 214-5918), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Joseph H. Kaufman, Esq. (facsimile (212) 455-2502); and

(b) if to the Company, the Adviser or the Administrator, shall be sufficient in all respects if delivered to the Company, the Adviser or the Administrator at the offices of the Company at 500 Park Avenue, Fifth Floor, New York, New York 10022, Attention: Michael S. Gross (facsimile (212) 993-1699), to the Adviser at 500 Park Avenue, Fifth Floor, New York, New York 10022, Attention: Michael S. Gross (facsimile (212) 993-1699), and to the Administrator at 500 Park Avenue, Fifth Floor, New York, New York 10022, Attention: Michael S. Gross (facsimile (212) 993-1699); with a copy to Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, NW, Washington, D.C. 20004, Attention: Steven B. Boehm, Esq. (facsimile (202) 637-3593).

(c) if to the Selling Stockholders, to the addresses set forth in Schedule IV hereto.

16. No Fiduciary Duty. Each of the Company, the Selling Stockholders, the Adviser and the Administrator hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Selling Stockholders, the Adviser and the Administrator, on the one hand, and the

Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Selling Stockholders, the Adviser or the Administrator and (c) the Company’s, the Adviser’s and the Administrator’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company, the Selling Stockholders, the Adviser and the Administrator agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, any Selling Stockhkolder, the Adviser or the Administrator on related or other matters). Each of the Company, the Selling Stockholders, the Adviser and the Administrator agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, any of the Selling Stockholders, the Adviser or the Administrator in connection with such transaction or the process leading thereto.

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Selling Stockholders, the Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

20. Waiver of Jury Trial. Each of the Company, the Selling Stockholders, the Adviser, the Administrator and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Parties at Interest. The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders, the Adviser, the Administrator and the controlling persons, directors, officers and affiliates referred to in Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“Act” shall mean the Securities Act of 1933, as amended.

“Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Person” shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Exchange Act.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 497 after the Execution Time, together with the Basic Prospectus.

“NASDAQ” shall mean The NASDAQ Stock Market LLC.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus filed with the Commission pursuant to Rule 497, which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 497 and deemed part of such registration statement pursuant to Rule 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 415,” “Rule 430C” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Rule 497” refers to Rule 497(c), 497(e) or Rule 497(h) under the Act, as applicable.

“Rules and Regulations” shall mean, collectively, the Act Rules and Regulations and the 1940 Act Rules and Regulations.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders, the Adviser, the Administrator and the several Underwriters.

Very truly yours,

SOLAR CAPITAL LTD.

By:	/s/ Michael Gross
Name: Michael Gross
Title: CEO

SOLAR CAPITAL PARTNERS, LLC

By:	/s/ Michael Gross
Name: Michael Gross
Title: Managing Member

SOLAR CAPITAL MANAGEMENT, LLC

By:	/s/ Michael Gross
Name: Michael Gross
Title: Managing Member

[Signature Page to Underwriting Agreement]

Michael Gross, as attorney-in-fact for the Selling Stockholders listed on Schedule IV

By:	/s/ Michael Gross
Name: Michael Gross
Title: Attorney-In-Fact

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kevin Deignan
Name: Kevin Deignan Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Taylor Wright
Name: Taylor Wright Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman Title: Director

For themselves and the other

several Underwriters named in

Schedule II to the foregoing

Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated: November 5, 2010

Registration Statement No.: 333-147937

Representative(s): Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Underwritten Securities to be sold by the Selling Stockholders: 1,691,458

Number of Option Securities to be sold by the Selling Stockholders: 253,719

Price per Share to Public (include accrued dividends, if any): $22.20

Price per Share to the Underwriters: $21.201

Closing Date, Time and Location: November 10, 2010 at 9:30 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Type of Offering: Non-Delayed

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.	372,123

Morgan Stanley & Co. Incorporated	372,123

Wells Fargo Securities, LLC	242,439

Deutsche Bank Securities Inc.	242,439

SunTrust Robinson Humphrey, Inc.	242,439

BMO Capital Markets Corp.	101,489

BB&T Capital Markets, a division of Scott & Stringfellow, LLC	67,660

RBC Capital Markets, LLC	50,746

Total	1,691,458

SCHEDULE III

List of Persons or Entities Affiliated with the Adviser

None

SCHEDULE IV

Selling Stockholders

1.	Magnetar Capital Fund LP

1603 Orrington Avenue, 13th Floor,

Evanston, Illinois 60201

Attention: Chief Legal Officer

2.	Magnetar Capital Master Fund, Ltd

1603 Orrington Avenue, 13th Floor,

Evanston, Illinois 60201

Attention: Chief Legal Officer